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                                AMENDMENT NO. 3
                                       TO
                             FALCON PRODUCTS, INC.
                  AMENDED AND RESTATED 1991 STOCK OPTION PLAN


         WHEREAS, Falcon Products, Inc. (the "Company") has heretofore adopted the Falcon Products, Inc. Amended and Restated 1991 Stock Option Plan (the "Plan"), under which Plan, as heretofore amended (and taking into effect stock dividends and splits), an aggregate of 1,100,000 shares of the Company's common stock, par value $.02 per share, may be issued upon the exercise of incentive and nonqualified stock options granted pursuant to and in accordance with the terms of such Plan;

         WHEREAS, the Company desires to grant or has granted options, notwithstanding the fact that the number of shares of Common Stock for which options may currently be granted under the Plan is insufficient to cover all granted options; and

         WHEREAS, based upon the current circumstances, the Compensation Committee of the Board of Directors of the Company has recommended that the Plan be amended to increase the number of shares issuable upon exercise of options granted under the Plan from 1,100,000 to 1,500,000, and accordingly, the Board of Directors has authorized such proposed amendment to the Plan and resolved to present such amendment to the 2000 Annual Meeting of Shareholders of the Company;

         NOW, THEREFORE, subject to the approval of the stockholders of the Company within 12 months of the date hereof, the first sentence of Article III of the Plan be and hereby is deleted in its entirety, and the following substituted in lieu thereof to constitute the first sentence of said Article III from and after the effectiveness of this amendment:

                  "The aggregate number of shares which may be issued under the Plan shall not exceed 1,500,000 shares of Stock."

         IN WITNESS WHEREOF, this Amendment is dated as of the 1st day of April, 1999.


                               By: /s/ Franklin A. Jacobs
                                   --------------------------------------------
                                       Franklin A. Jacobs, Chairman of the
                                       Board, President and Chief
                                       Executive Officer